SCHEDULE 14C INFORMATION
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SunAmerica Series Trust
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SunAmerica Asset Management Corp.
SunAmerica Series Trust
P.O. Box 54299
Los Angeles, California 90054-0299
(800) 445-7862
September __, 2009
Dear Contract Owner:
     We are writing to provide you with the enclosed information statement. The information statement provides information regarding a recent addition of a subadviser to the Aggressive Growth Portfolio (the “Portfolio”) of SunAmerica Series Trust (the “Trust”). On June 4, 2009, the Board of Trustees (the “Trustees”) approved a decision to add Wells Capital Management Incorporated (“Wells Capital”) as the subadviser to the Portfolio. Accordingly, the Trustees approved the engagement of Wells Capital effective July 20, 2009. Prior to July 20, 2009, SunAmerica Asset Management Corp. (“SAAMCo”), the adviser to the Trust’s portfolios, managed the assets of the Portfolio.
     The change in portfolio management did not result in any modifications to the principal investment objective or investment strategy of the Portfolio as stated in the Trust’s prospectus or to the management fee payable by the Portfolio.
     As a matter of regulatory compliance, we are sending you this information statement, which describes, among other things, the management structure of the Portfolio, the ownership of Wells Capital and the terms of the subadvisory agreement with Wells Capital, which has been approved by the Trustees, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended.
     This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,
John Genoy
President
SunAmerica Series Trust

SUNAMERICA SERIES TRUST
Aggressive Growth Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING THE ADDITION OF A SUBADVISER
FOR THE AGGRESSIVE GROWTH PORTFOLIO

     This information statement is being provided to the shareholders of the Aggressive Growth Portfolio (the “Portfolio”) in lieu of a proxy statement, pursuant to the terms of the an exemptive order SunAmerica Series Trust (the “Trust”) received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. (“SAAMCo”) to hire new subadvisers and make changes to existing subadvisory contracts with the approval of the Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.
We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.
     This information statement will be mailed on or about September __, 2009 to contract owners who chose the Portfolio as an investment option prior to July 17, 2009.
Purpose of the Information Statement
     On June 4, 2009, the Trustees approved a Subadvisory Agreement between SAAMCo, the investment adviser and manager of the Portfolio, and Wells Capital Management Incorporated (“Wells Capital” or the “Subadviser”), with respect to the Portfolio. As of July 20, 2009, Wells Capital became a subadviser of the Portfolio. Prior to July 20, 2009, SAAMCo managed the Portfolio. The decision to engage Wells Capital is discussed in more detail in the section titled “Factors Considered by the Board of Trustees.”
The Trust
     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). SAAMCo is a wholly-owned subsidiary of SunAmerica Annuity and Life Assurance Company and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SAAMCo selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the portfolios for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the portfolios with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
     The subadvisers to the Trust’s portfolios, including Wells Capital, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, the rules and interpretations thereunder and other applicable securities laws.
The Subadvisory Agreement
     SAAMCo previously managed the assets of the Portfolio. SAAMCo recommended Wells Capital in the ordinary course of its ongoing evaluation of manager performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record. In accordance with the Trustees’ approval of the engagement of Wells Capital to manage the assets of the Portfolio in place of SAAMCo, they approved an Amendment to the existing Subadvisory Agreement with Wells Capital dated May 1, 2007 (the “Subadvisory Agreement”). Wells Capital also serves as subadviser of the Trust’s Fundamental Growth Portfolio.
     The Subadvisory Agreement between SAAMCo and Wells Capital, on behalf of the Portfolio, provides that (i) the Subadviser shall manage the assets of the Portfolio, (ii) SAAMCo shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio’s investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement, as amended, is attached to this information statement as Exhibit A.
     For the fiscal year ended January 31, 2009, SAAMCo received advisory fees from the Portfolio in the amount of $705,163, or 0.74% of the Portfolio’s average daily net assets. Prior to July 20, 2009, SAAMCo served as the manager to the Portfolio and the Portfolio had no subadviser.
     Pursuant to the Subadvisory Agreement dated July 20, 2009, the fees paid by SAAMCo to Wells Capital are as follows: 0.45% on the first $100 million, 0.40% on the next $100 million, and 0.35% over $200 million. If for the fiscal year ended January 31, 2009, Wells Capital had served as Subadviser to the Portfolio, SAAMCo would have paid Wells Capital $427,738 or 0.45% of the Portfolio’s average daily net assets. For such period, SAAMCo would have retained $277,425 of its advisory fee or 045% less than it actually retained.
Information about the Subadviser
     Wells Capital is a California corporation and is a wholly-owned subsidiary of Wells Fargo Bank, N.A. Wells Capital is located at 525 Market Street, San Francisco, CA 94105 and Wells Fargo Bank, N.A. is located at 420 Montgomery Street, San Francisco, California 94104. Wells Capital provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of June 30, 2009, Wells Capital managed assets aggregating in excess of $237.95 billion.
     The names and positions of the directors and the principal executive officers of Wells Capital are as follows:

Name	Position
Robert W. Bissell, CFA	President
Kirk Hartman	Chief Investment Officer
F. Jon Baranko	Chief Equity Officer
David Germany, Ph.D.	Chief Fixed Income Officer
Mari Casas	Director, Strategic Planning
Amru Khan	Executive Vice President, Sales & Marketing
Karen Norton	Chief Operations Officer
Thomas O’Malley, CFA	Executive Vice President, Insurance Asset Management
James Paulsen, Ph.D.	Chief Investment Strategist
Mai Shiver, Director	Director, Business Risk Management
Sallie Squire	Chief Administrative Officer
William Timoney	Executive Vice President and Director of Client Services
Saul Susal	Chief Financial Officer
     The address for each of the named directors and officers is 525 Market Street, San Francisco, CA 94105.

     Wells Capital is the investment adviser for another mutual fund that has an investment objective similar to that of the Portfolio. The name of such fund, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to Wells Capital for its management services, are set forth below.

Assets as of
	June 30, 2009	Fee Rate
Fund Name	(millions)	(% of average daily net assets)

WFA Small Cap Growth Fund	$640M	First $100M: 0.55%
Next $100M: 0.50%
Over $200M: 0.40%
Factors Considered by the Board of Trustees
     SAAMCo recommended Wells Capital in the ordinary course of its ongoing evaluation of manager performance and investment strategy, and after extensive research, including qualitative and quantitative analysis of numerous candidate firms, their organizational structure, investment process and style and long-term performance records. At a meeting held on June 4, 2009, the Board, including the Independent Trustees, approved an amendment to the Subadvisory Agreement in order to add the Portfolio as a managed fund, which amendment was effective July 20, 2009.
     In connection with the approval of the Subadvisory Agreement, the Board received materials related to various factors used in its consideration of the agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Wells Capital; (2) the size and structure of the subadvisory fees made to Wells Capital in connection with their management of the Portfolio; (3) the investment performance of the Portfolio, if any, compared to performance of comparable funds as selected by an independent third-party provider of investment company data and against benchmarks and/or indices; (4) the costs of services and the benefits potentially derived by Wells Capital; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale; and (7) information regarding Wells Capital’s compliance and regulatory history. In addition, the Board considered (a) the organization capability and financial condition of Wells Capital; (b) the historical relationship between the Trust and Wells Capital; and (c) the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     The Independent Trustees were separately represented by counsel that is independent of SAAMCo in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in an executive session, during which such independent counsel provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services to be provided by the proposed subadviser. The Board considered management’s presentations, memoranda prepared by management’s investment and legal groups and presentations made at the meeting by management and Wells Capital. In making its evaluation, the Board considered that SAAMCo is responsible for the management of the affairs of the Trust, including but not limited to, providing general supervision of and coordination of the services provided by Wells Capital.
     The Board noted that Wells Capital would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Board reviewed Wells Capital’s history, structure and size, and investment experience. It was noted that Wells Capital currently manages the Trust’s Fundamental Growth Portfolio. The Board was informed that in management’s judgment, Wells Capital has the size, visibility and resources to attract and retain highly qualified investment professionals.
     The Board reviewed the qualifications, background and responsibilities of Wells Capital’s staff who is or would be responsible for providing investment management services to the Portfolio. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by Wells Capital with respect to the Portfolio and that there was a reasonable basis on which to conclude that they would provide high quality services to the Trust.

     Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees compared against subadvisory fees of comparable funds in its subadvisory expense group. It was noted that with respect to subadvisory fees, SAAMCo negotiated such fees with Wells Capital at arms-length. The Board also considered that the subadvisory fees are paid by SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a subadviser expense group/universe for various reasons, including market pricing demands, existing relationships, experience and success, brand premium, capacity limitations, and customization of investment mandate. It was noted that the proposed subadvisory fee rate payable to Wells Capital was below the median of its subadvisory expense group. The Board concluded that the proposed subadvisory fee rate was reasonable.
     The Board, including the Independent Trustees, received and reviewed the Portfolio’s performance compared against its benchmark, the Russell Mid Cap Growth Portfolio, its Morningstar and Lipper categories, and a comparable fund managed by Wells Capital. It was noted that the fund managed by Wells Capital, the Wells Fargo Advantage Mid Cap Growth Equity Fund, has an investment objective and investment strategy similar to the Portfolio’s and is managed by the same portfolio managers who would be responsible for managing the Portfolio. It was also noted that the Wells Capital fund outperformed the Portfolio, the benchmark and the medians of its Lipper and Morningstar categories for the one-, three- and five-periods and the year-to-date through March 31, 2009. It was also noted that the Portfolio underperformed the benchmark and such medians for the same periods. The Board concluded that management was addressing the Portfolio’s performance by proposing a new subadviser.
     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Board was informed, based on management’s judgment, that (1) any indirect costs incurred by SAAMCo in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of the advisory fees, and (2) any collateral benefits derived as a result of providing subadvisory services to the Trust are de minimis and do not impact upon the reasonableness of the advisory fee. The Board concluded that any benefits that SAAMCo and its affiliates could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.
     Profitability and Economies of Scale. The Board received information related to SAAMCo’s profitability with respect to the services it provides to the Portfolio. It was noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SAAMCo out of the advisory fees that SAAMCo receives under the Advisory Agreement. The Trustees also relied on the ability of SAAMCo to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length.
     With respect to the Portfolio the Board was advised that SAAMCo served as manager of the Portfolio and there was no subadviser. As a result of the Board’s approval of the Subadvisory Agreement with Wells Capital, SAAMCo will retain a smaller portion of the advisory fee.
     The Board determined that the profitability to Wells Capital in connection with its relationship with the Portfolio is therefore not a material factor in their consideration of the Subadvisory Agreement. With respect to SAAMCo, the Board determined that its profitability was reasonable.
     For similar reasons, the potential for the Portfolio to experience economies of scale from Wells Capital’s management of the Portfolio was not considered a material factor to the Board’s approval of the Subadvisory Agreement. Subadvisory fees are paid by SAAMCo and not the Portfolio, and the payment of the subadvisory fee rate payable by SAAMCo has no impact on the fees paid by shareholders. The Board considered management’s opinion that the Portfolio’s subadvisory fee schedule, reflects the economics of scale inherent in providing investment advice to a Portfolio in its particular asset category and asset size.
     Terms of Subadvisory Agreement. The Board, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement, including the duties and responsibilities undertaken by Wells Capital, and the Board noted that there were no changes to the Subadvisory Agreement pursuant to the amendment other than to add the Portfolio. The Board noted that the Subadvisory Agreement provides that Wells Capital will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the Subadvisory Agreement.
     Compliance. The Board reviewed Wells Capital’s compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. It was also noted that SAAMCo legal/compliance personnel were familiar with Wells Capital’s compliance staff since Wells Capital currently serves as a subadviser of the Portfolio. The Board concluded that there was no information provided that indicated a material adverse effect on Wells Capital’s ability to provide services to the Trust.
     Conclusions. In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered; further, each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Wells Capital possesses the capability and resources to perform the duties required of it under their the Subadvisory Agreement.
     Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
Ownership of Shares
     As of July 17, 2009, the following number of Portfolio shares were outstanding: Class 1: 6,517,753.51 shares, Class 2: 588,548.63 shares and Class 3: 1,566,741.20 shares. All shares were owned directly by the separate accounts of SunAmerica Annuity and Life Assurance Company (“SALAC”), First SunAmerica Life Insurance Company (“FSLIC”) and the separate accounts of other affiliated life insurance companies (“Affiliated Life Insurance Companies”). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

					Affiliated Life Insurance
	SALAC		FSLIC		Companies
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Aggressive Growth Portfolio — Class 1	6,139,729.57	95.67%	278,023.94	4.33%	0	0.00%
Aggressive Growth Portfolio — Class 2	588,548.63	100.00%	0	0.00%	0	0.00%
Aggressive Growth Portfolio — Class 3	1,429,119.44	91.22%	137,621.76	8.78%	0	0.00%
     To SAAMCo’s knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of January 31, 2009.
Brokerage Commissions
     For the Portfolio’s fiscal year ended January 31, 2009, the Portfolio paid $2,529,524 in brokerage commissions, of which none was paid to affiliated broker/dealers.
Other Service Agreements
     Pursuant to the Advisory Agreement with SAAMCo, for the fiscal year ended January 31, 2009, the Trust paid SAAMCo $705,163 for its services related to the Portfolio. SunAmerica Capital Services, Inc. (“SACs”) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. SAAMCo and SACs, Inc. are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.
Shareholder Reports
     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.
Shareholder Proposals

     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

By Order of the Trustees, Nori L. Gabert Secretary SunAmerica Series Trust
Dated: September __, 2009

Exhibit A
SUBADVISORY AGREEMENT
     This SUBADVISORY AGREEMENT is dated as of May 1, 2007 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and WELLS CAPITAL MANAGEMENT INCORPORATED, a California corporation (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1.	Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). In addition, the custodian shall provide the Subadviser with daily reports regarding the cash levels in the Portfolio. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations.
The Subadviser represents and warrants to the Adviser that each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the

Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.
The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.
The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
2.	Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
     (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio’s transactions in securities and other investments to certain broker-dealers and futures commission merchants’. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:
(1)	All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

(2)	Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

(3)	If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

(4)	Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser’s request for direction due to the reasons stated above.
3.	Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4.	Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.

5.	Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

6.	Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7.	Proxy Voting. The Adviser will vote proxies relating to the Portfolio’s securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio’s securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

8.	Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

9.	Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

10.	Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser’s disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

11.	Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

12.	Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months’ written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.
13.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14.	Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

15.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

16.	Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.

17.	Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

18.	Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

19.	Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Wells Capital Management Incorporated
100 Heritage Reserve
Menomonee Falls, WI 53051
	Attention:	James Klaus
Relationship Manager
Midwest Region

Adviser:	AIG SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
	Attention:	Gregory N. Bressler
Senior Vice President and
General Counsel

with a copy to:	AIG Retirement Services, Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
	Attention:	Mallary L. Reznik
Assistant Secretary of SunAmerica Series Trust

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President and Chief Executive Officer

WELLS CAPITAL MANAGEMENT INCORPORATED
By:	/s/ MATT MARROTZ
	Name:	Matt Marrotz
	Title:	Client Service Manager

Schedule A

Annual Fee
(as a percentage of the average
daily net assets the Subadviser
Portfolio(s)	manages in the portfolio)

Fundamental Growth Portfolio	0.450% on first $150 million
0.425% on next $150 million
0.350% over $300 million

AMENDMENT NO. 1
TO
SUBADVISORY AGREEMENT
     This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT is dated as of October 2, 2007, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and WELLS CAPITAL MANAGEMENT INCORPORATED, a California corporation (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
     WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated May 1, 2007, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;
     WHEREAS, the parties desire to amend the Subadvisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with subadvisory affiliates; and
     WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1. The following provision is inserted in Section 1 of the Subadvisory Agreement:
“The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President and Chief Executive Officer

WELLS CAPITAL MANAGEMENT INCORPORATED
By:	/s/ MATT MARROTZ
	Name:	Matt Marrotz
	Title:	Client Service Manager

AMENDMENT NO. 2
TO THE
SUBADVISORY AGREEMENT
     This AMENDMENT NO. 2 TO THE SUBADVISORY AGREEMENT is effective as of July 20, 2009, by and between SUNAMERICA ASSET MANAGEMENT CORP. (formerly, AIG SunAmerica Asset Management Corp.), a Delaware corporation (the “Adviser”), and WELLS CAPITAL MANAGEMENT INCORPORATED, a California corporation (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
     WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated May 1, 2007, as amended October 2, 2007 (the “Subadvisory Agreement”) with respect to the Trust; and
     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust Aggressive Growth Portfolio. Schedule A is also attached hereto.

Annual Fee
(as a percentage of the average
daily net assets the Subadviser
Portfolio(s)	manages in the portfolio)

Aggressive Growth Portfolio	0.450% on the first $100 million
0.400% on the next $100 million
0.350% over $200 million
Subadviser shall manage the Aggressive Growth Portfolio assets and shall be compensated as noted above.
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President and Chief Executive Officer

WELLS CAPITAL MANAGEMENT INCORPORATED
By:	/s/ MATT MARROTZ
	Name:	Matt Marrotz
	Title:	Client Service Manager

Schedule A
Effective July 20, 2009

Annual Fee
(as a percentage of the average
daily net assets the Subadviser
Portfolios	manages in the portfolio)

Aggressive Growth Portfolio	0.450% on the first $100 million
0.400% on the next $100 million
0.350% over $200 million

Fundamental Growth Portfolio	0.450% on the first $150 million
0.425% on the next $150 million
0.350% over $300 million